UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 22, 2008

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2008, the shareholders of Genzyme Corporation (“Genzyme”) approved an amendment to Genzyme’s 2004 Equity Incentive Plan (the “Plan”) to increase the number of shares of Genzyme’s common stock authorized for issuance under the Plan by 2,250,000 shares (from 39,138,951 to 41,388,951 shares).  The Plan provides for the grant of incentive and nonstatutory stock options, restricted stock and restricted stock units (RSUs).  The amendment increases the number of shares that can be granted as restricted stock or RSUs to 5,450,000 shares of the total number of shares authorized under the Plan.

A brief description of the terms and conditions of the Plan is set forth in Genzyme’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2008 (the “Proxy Statement”) under the heading “Proposal to Amend Our 2004 Equity Incentive Plan”, and such description is incorporated herein by reference.  A copy of the Plan is attached as Appendix A to the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: May 28, 2008	By:	/s/ Peter Wirth
Peter Wirth
Executive Vice President, Legal and Corporate
Development; Secretary